Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of June 5, 2013 by and between First Independene Corp., a Florida corporation, and all predecessors thereof (the “Company”), and the investors identified on the signature pages hereto (each, an “Investor” and collectively, the “Investors”).

RECITALS:

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to exemptions from registration under the Securities Act (as defined below), the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company, shares of the Company’s Common Stock, as more fully described in this Agreement.

WHEREAS, the aggregate proceeds of the sale of the shares of the Company’s Common Stock shall be held in escrow, pending closing of the purchase and sale of the shares of the Company’s Common Stock, pursuant to the terms of the Escrow Agreement, dated April 25, 2013 (the “Escrow Agreement”), among the Company, a representative of the Investors and Ofsink, LLC, as the escrow agent (the “Escrow Agent”)

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE 1.
DEFINITIONS

1.1.           Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory or self regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

 “Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Article II.

“Closing Date” means the Trading Day on which all of the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any securities into which such common stock may hereafter be reclassified or for which it may be exchanged as a class.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Entities” means the Company, The CodeSmart Group, Inc., a Nevada corporation (“CodeSmart”), American Coding Quality Association, LLC, a Delaware limited liability company (“ACQA”) and all existing Subsidiaries of any such entities and any other entities which hereafter become Subsidiaries of any such entities.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Escrow Agreement” shall mean or relate to a formal escrow agreement to be entered into among the parties as necessary to close the transaction and otherwise ensure that the Company receives the Investment Amount and the Investors receive the Shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Company Entities” means the Company, CodeSmart, ACQA and their respective Subsidiaries.

“GAAP” means U.S. generally accepted accounting principles.

“Intellectual Property Rights” has the meaning set forth in Section 3.1(j).

“Investment Amount” means, with respect to each Investor, the Investment Amount indicated on such Investor’s signature page to this Agreement.

“Investor Deliverables” has the meaning set forth in Section 2.2(b).

“Investor Party” has the meaning set forth in Section 4.5.

“Lien” means any lien, charge, encumbrance, security interest, pre-emptive right, right of first refusal, right of participation or any other restrictions of any kind.

“Losses” means any loss, liability, obligation, claim, contingency, damage, cost or expense, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation related thereto.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, properties, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Per Share Purchase Price” means $3.00.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Statement” means a registration statement meeting the requirements set forth in Section 4.4 hereinand covering the resale by the Investors of the Shares.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

“SEC Reports” means reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Common Stock being offered and sold to the Investors by the Company hereunder.

“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

 “Subsidiary” of any Person means any “significant subsidiary” as defined in Rule 1-02(w) of the Regulation S-X promulgated by the Commission under the Exchange Act of such Person.  The term “Subsidiaries” shall be deemed to include CodeSmart, 68.06% of which total outstanding capital is owned by the Company and ACQA, 100% of which membership interests are owned by the Company and their respective subsidiaries.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing)

“Transaction Documents” means this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE 2.
PURCHASE AND SALE

2.1.           Closing.  The closings of the purchase and sale of the Shares for an Investor’s Investment Amount (each, a “Closing”) shall take place as soon as practicable following the satisfaction of the conditions to the Closing set forth herein (or such later date as is mutually agreed to by the Company and the Investor(s)).  There may be multiple Closings (the date of any such Closing is hereinafter referred to as a “Closing Date”). Each Closing shall take place at the offices of Ofsink, LLC, 900 Third Avenue, 5th Floor, New York, NY 10022 on the Closing Date or at such other location or time as the parties may agree.

2.2.           Closing Deliveries.  (a)  At the Closing, the Company shall deliver or cause to be delivered to each Investor the following (the “Company Deliverables”):

(i)           a single certificate representing that number of aggregate Shares to be issued and sold at Closing to such Investor, determined under Section 2.1(a), registered in the name of such Investor; and

(ii)          this Agreement, duly executed by each party thereto.

(b)           At the Closing, each Investor shall deliver or cause to be delivered the following to the Company (collectively, the “Investors Deliverables”):

(i)           this Agreement, duly executed by each party thereto; and

(ii)          the Investment Amount in United States dollars and in immediately available funds, by wire transfer to an account designated for such purpose by the Company.

2.3.          Escrow Arrangements; Form of Payment.  Upon execution hereof by the Investors and pending the Closing, the Investment Amount shall be deposited in a non-interest bearing escrow account with the Escrow Agent, pursuant to the terms of the Escrow Agreement.  Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Date, (i) the Escrow Agent shall deliver to the Company in accordance with the terms of the Escrow Agreement the Investment Amount for the Shares to be issued and sold to the Investor(s) on such Closing Date, and (ii) the Company shall, as soon thereafter as is practicable, deliver to the Investor(s), the Shares, duly issued by the Company.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES

3.1.           Representations and Warranties of the Existing Company Entities.  The Company and CodeSmart hereby jointly and severally make the following representations and warranties to each Investor:

(a)           Subsidiaries.  Except as disclosed on Schedule 3.1 (a) none of the Existing Company Entities have any direct or indirect Subsidiaries.  Except as disclosed in Schedule 3.1(a), (i) the Company owns, directly or indirectly, all of the capital stock of each other Existing Company Entity, and each other Existing Company Entity owns, directly or indirectly, all of the capital stock of its respective Subsidiaries, in each case free and clear of any and all Liens, and (ii) all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of any and all Liens.

(b)           Organization and Qualification.  Each Existing Company Entity is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its respective properties and assets and to carry on its respective business as currently conducted.  No Existing Company Entity is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each Existing Company Entity is duly qualified to conduct its respective businesses and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c)           Authorization; Enforcement.  Each Existing Company Entity which is or is to become party to any Transaction Document has the requisite corporate and other power and authority to enter into and to consummate the transactions contemplated by each such Transaction Document to which it is a party and otherwise to carry out its obligations thereunder.  The execution and delivery of the Transaction Documents, by each Existing Company Entity to be party thereto and the consummation by each of them of the transactions contemplated thereby have been duly authorized by all necessary action on the part of such Existing Company Entity, and no further action is required by any of them in connection with such authorization.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company, each other Existing Company Entity required to execute the same and each Subsidiary (to the extent any of them is a party thereto) and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, such Existing Company Entity and such Subsidiary, enforceable against each in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(d)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, and each other Existing Company Entity and Subsidiary (to the extent a party thereto) and the consummation by the Company, and such other Existing Company Entities and Subsidiaries, of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s, such Existing Company Entity’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing an Existing Company Entity or Subsidiary debt or otherwise) or other understanding to which any Existing Company Entity or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including United States federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals.  No Existing Company Entity is required to obtain any consent, waiver, authorization, approval or order of, give any notice to, or make any filing or registration with, any federal, provincial, state, local or other governmental authority or any other Person in connection with the execution, delivery and performance by the Company and each Subsidiary to the extent a party thereto of the Transaction Documents, other than (i) filings required by state securities laws, (ii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iii) the filings required in accordance with Section 4.4, (iv) filings, consents and approvals required by the rules and regulations of the applicable Trading Market and (v) those that have been made or obtained prior to the date of this Agreement.

(f)           Issuance of the Shares.  The Shares have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of any and all Liens.  The Company has reserved from its duly authorized capital stock the shares of Common Stock issuable pursuant to this Agreement in order to issue the Shares.

(g)           Capitalization.  The number of shares of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans is specified in Schedule 3.1(g).  No securities of any Existing Company Entity are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth on Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.  The issue and sale of the Shares hereunder will not, immediately or with the passage of time, obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company or Subsidiary securities to adjust the exercise, conversion, exchange or reset price under such securities.

(h)           Since the date of latest audited financial statements included in the Company’s SEC Reports ande except as set forth on Schedule 3.1(h) (collectively, “Dislcosure Materials”),there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect.  The Company does not have pending before the Commission any request for confidential treatment of information.

(i)             Litigation.  There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) except as specifically disclosed in the SEC Reports, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  No Existing Company Entity, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports. There has not been, and to the knowledge of the Existing Company Entities, there is not any pending investigation by or before the Commission or any other court, arbitrator, governmental or administrative agency, regulatory or self regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility involving any Existing Company Entity or any of their respective current or former directors or officers (in his or her capacity as such).  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(j)             Patents and Trademarks.  Schedule 3.1(j) sets forth all of the patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that the Existing Company Entities own or have the rights to use (collectively, the “Intellectual Property Rights”).  The Intellectual Property Rights constitute all of the patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary for use by the Existing Company Entities in connection with their respective businesses as described in the SEC Reports. No Existing Company Entity has received a written or oral notice that the Intellectual Property Rights used by any of them violates or infringes upon the rights of any Person.  Except as set forth in Schedule 3.1(p), all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  To the knowledge of the Existing Company Entities, no former or current employee, no former or current consultant, and no third-party joint developer of any Existing Company Entity has any Intellectual Property Rights made, developed, conceived, created or written by the aforesaid employee, consultant or third-party joint developer during the period of his or her retention by, or joint venture with, such Existing Company Entity which can be asserted against any Existing Company Entity. The Intellectual Property Rights and the owner thereof or agreement through which they are licensed to any of the Existing Company are set forth on Schedule 3.1(j). The Existing Company Entities will take such action as may be required, including making and maintaining the filings set forth in Schedule 3.1(j) for CodeSmart or the Company to become the registered owner (in its current name) of all such Intellectual Property Rights.

(k)            Certain Fees.  Except as described in Schedule 3.1(l), no brokerage or finder’s fees or commissions are or will be payable by any Existing Company Entity to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(l)            Investment Company.  The Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(m)          Disclosure.  Neither any Existing Company Entity nor any Person acting on its behalf has provided any Investor or its respective agents or counsel with any information that any Existing Company Entity believes constitutes material, non-public information concerning the Company, the Subsidiaries or their respective businesses, except insofar as the existence and terms of the proposed transactions contemplated hereunder may constitute such information. Each of the Existing Company Entities understands and confirms that the Investors will rely on the foregoing representations and covenants in effecting transactions in securities of the Existing Company Entities.  All disclosure provided to the Investors regarding the Existing Company Entities and their respective businesses and the transactions contemplated hereby, furnished by or on behalf of the Existing Company Entities (including their respective representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each Investor acknowledges and agrees that the Existing Company Entities make no representations or warranties with respect to their respective businesses or the transactions contemplated hereby other than those specifically set forth in this Section 3.1 and each of the Investors have relied solely on those representations and review of the SEC Reports in making its  investment decision.

3.2.           Representations and Warranties of the Investors.  Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as follows:

(a)           Organization; Authority.  Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor.  Each of this Agreement and other Transaction Documents has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)           Investment Intent.  Such Investor is acquiring the Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws.  Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Shares for any period of time.  Such Investor is acquiring the Shares hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.

(c)           Investor Status.  At the time such Investor was offered the Shares, it was, and at the date hereof and the time of sale it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.  Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act. Each Investor has such sophistication, knowledge and skill to be able to fully evaluate the risks of investing in the Company.

(d)           General Solicitation.  Such Investor is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)           Access to Information.  Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(f)           Certain Trading Activities.  Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities) since the earlier to occur of (1) the time that such Investor was first contacted by the Company or the placement agent regarding an investment in the Company and (2) the 30th day prior to the date of this Agreement.  Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

(g)           Independent Investment Decision.  Such Investor has independently evaluated the merits of its decision to purchase the Shares pursuant to the Transaction Documents, and such Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision.  Such Investor has not relied on the business or legal advice of the Company or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Investor in connection with the transactions contemplated by the Transaction Documents.

The Company Entities acknowledge and agree that no Investor has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE 4.
OTHER AGREEMENTS OF THE PARTIES

4.1.           (a)          Shares may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of the Shares other than pursuant to an effective registration statement, to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

(b)           Certificates evidencing the Shares will contain the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  NOTWITHSTANDING THE FOREGOING, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Shares pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Shares to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgors shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge.  No notice shall be required of such pledge.  At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares, including the preparation and filing of any required prospectus supplement under Rule 424(b) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.  Any Shares subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a).

4.2.           Furnishing of Information.  As long as any Investor owns the Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as any Investor owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Securities under Rule 144.  The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3.           Integration.  The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the Securities to the Investors.

4.4.           Piggy-back Registrations. Investors shall have the following rights with respect to filing Registration Statements with the Commission for the resale of the Shares:

(a)           If at any time when there is not an effective Registration Statement providing for the resale of all of the Shares, the Company shall determine to prepare and file with the Commission a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than for an underwritten offering or on Form S-4 or Form S-8, each as promulgated under the 1933 Act, or their then equivalents), the Company shall send to Investors written notice of such determination.  If within thirty (30) days after receipt of such notice, or within such shorter period of time as may be specified by the Cinoabt in such written notice as may be necessary for the Company to comply with its obligations with respect to the timing of the filing of such Registration Statement, any such Investor shall so request in writing, (which request shall specify the Shares intended to be registered), the Company will use commercially reasonable efforts to cause the registration under the 1933 Act of all Shares which the Company has been so requested to register by the Investors (the “Piggy-Back Registration”).

(b)           If, for any reason, the Commission requires that the number of Shares to be registered for resale pursuant to the Registration Statement in connection with any Registration Statement, be reduced, such reduction (the “Cut Back Shares”) shall be allocated pro rata among the holders whose shares have been included in such Registration Statement until the reduction required by the Commission is effected

(c)           All expenses incurred by the Company in complying with Section 4.4, including, without limitation, all registration and filing fees, printing expenses (if required), fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the FINRA, transfer taxes, and fees of transfer agents and registrars, are called “Registration Expenses.” The Company will pay all Registration Expenses in connection with any registration statement described under this Section 4.4.

4.5.           Indemnification of Investors.  In addition to the indemnity provided in the Registration Rights Agreement, the Company Entities will jointly and severally, indemnify and hold the Investors and their directors, officers, shareholders, members, partners, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs, disbursements and expenses, including all judgments, arbitral awards, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by any Company Entities in any Transaction Document.  In addition to the indemnity contained herein, the Company Entities will jointly and severally, reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

4.6.           Non-Public Information.  The Company covenants and agrees that neither it, any Company Entity nor any other Person acting on its or their behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.7.           Listing of Securities.  The Company agrees (i) if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Securities, and will take such other action as is necessary or desirable to cause the Securities to be listed on such other Trading Market as promptly as possible, and (ii) the Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.8.           Use of Proceeds.  The Company will use the net proceeds from the sale of the Shares hereunder for working capital purposes and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables and accrued expenses in the ordinary course of the Company’s business), or to redeem any Common Stock or Common Stock Equivalents.

4.9.           Further Assurances.  The Company will, and will cause all of the Company Entities and their management to, use their best efforts to satisfy all of the closing conditions under Section 5.1, and will not take any action which could frustrate or delay the satisfaction of such conditions.  In addition, either prior to or following the Closing, each Existing Company Entity signatory hereto will, and will cause each other Company Entity and its management to, perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

ARTICLE 5.
CONDITIONS PRECEDENT TO CLOSING

5.1.           Conditions Precedent to the Obligations of the Investors to Purchase Shares.  The obligation of each Investor to acquire Shares at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of the Existing Company Entities contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(b)           Performance.  The Existing Company Entities shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)           Adverse Changes.  Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect or a material adverse change with respect to the Subsidiaries;

(e)           Company Deliverables.  The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a); and

(f)           Termination.  This Agreement shall not have been terminated as to such Investor in accordance with Section 6.4.

5.2.           Conditions Precedent to the Obligations of the Company to Sell Shares

.  The obligation of the Company to sell Shares at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b)           Performance.  Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing;

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)           Investors Deliverables.  Each Investor shall have delivered its Investors Deliverables in accordance with Section 2.2(b); and

(f)           Termination.  This Agreement shall not have been terminated as to such Investor in accordance with Section 6.4.

ARTICLE 6.
MISCELLANEOUS

6.1.           Entire Agreement.  The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.2.           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, or (c) upon actual receipt by the party to whom such notice is required to be given, if sent by any means other than facsimile transmission.  The address for such notices and communications shall be as follows:

If to the Company:	c/o The CodeSmart Group, Inc. 103 Waters Edge Congers, NY 10920 Attn: Mr. Ira Shapiro

With a copy to:	Ofsink, LLC
900 Third Avenue, 5th Floor
New York, New York 10022
Facsimile: 646-224-9844
Attn.: Darren L. Ofsink, Esq.

If to an Investor:	To the address set forth under such Investor’s name on the signature pages hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.3.           Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investors holding a majority of the Shares. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.  No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Investors who then hold Shares.  The Company shall pay for any fees, including reasonable attorney’s fees for one counsel representing the Investors, incurred by the Investors in connection with any amendment to a Transaction Document.

6.4.           Termination. This Agreement may be terminated prior to Closing:

(a)           by written agreement of the Investors holding a majority of the Shares to be issued at Closing pursuant to the terms hereof and the Company; and

(b)           by an Investor (as to itself but no other Investor) upon written notice to the Company, if the Closing shall not have taken place by 6:30 p.m. Eastern time on the Closing Date; provided, that the right to terminate this Agreement under this Section 6.4(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

In the event of a termination pursuant to Section 6.4(a) upon delivery of a joint written notice from the Company and the Investors to the Escrow Agent or in the event of a termination pursuant to Section 6.4(b) upon delivery of written notice by an Investor to the Escrow Agent, such Investor shall have the right to a return of up to its entire Investment Amount deposited with the Escrow Agent pursuant to Section 2.3 without interest or deduction.  The Company covenants and agrees to cooperate with such Investor in obtaining the return of its Investment Amount, and shall not communicate any instructions to the contrary to the Escrow Agent. In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Investors. Upon a termination in accordance with this Section 6.4, the Company and the terminating Investor(s) shall not have any further obligation or liability (including as arising from such termination) to the other and no Investor will have any liability to any other Investor under the Transaction Documents as a result therefrom.

6.5.           Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6.           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors.  Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the “Investors.”  Notwithstanding anything to the contrary herein, for the avoidance of doubt, each Investor may freely transfer any Shares to any Person (including its Affiliates or any investment fund sponsored or advised by such Investor) without the consent of any of the Existing Company Entities or any other Investor.

6.7.           No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.5 (as to each Investor Party).

6.8.           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

6.9.           Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares.

6.10.         Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11.         Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12.         Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.13.         Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.  If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.14.         Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.15.         Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.16.         Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document.  The decision of each Investor to purchase Shares pursuant to the Transaction Documents has been made by such Investor independently of any other Investor.  Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents.  Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

6.17.         Limitation of Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of date first written above.

FIRST INDEPENDENCE CORP.

By:
Name: Ira Shapiro
Title: Chairman of the Board,
President and Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as the date set forth above.

NAME OF INVESTOR

By:
Name:
Title:

Investment Amount: $

Tax ID No.:

ADDRESS FOR NOTICE

Attention:

Tel:

Fax:

Email:

DELIVERY INSTRUCTIONS
(if different from above)

c/o:

Street:

City/State/Zip:

Attention:

Tel:

Schedule 3.1(a)

Subsidiaries

The Company owns 68.06% of the total outstanding shares of The CodeSmart Group, Inc., and 100% of the total outstanding membership interests of American Coding Quality Association, LLC.

Schedule 3.1(g)

Capitalization

As of the date of this Agreement, the Company has 6,231,250 shares of Common Stock issued and outstanding and 1 share of Series A Convertible Preferred Stock, par value, $.0001 per share issued and outstanding.

The Company’s shareholders have approved to effectuate a 2-for-1 forward split of the Company’s Common Stock, which will be effective on June 15, 2013.

Schedule 3.1 (j)

Intellectual Property Rights

As of the date of this Agreement, The CodeSmart Group, Inc. owns the trademark “CodeSmartTM.”

In addition, CodeSmart grants permission to various universities and colleges to use the ICD-10 training program. Pursuant to a license agreement with the Florida International Universities (“FIU”), CodeSmart grants FIU permission to use the content of the ICD-10 coding program on FIU’s online courses, and FIU is responsible to provide course development and management on the CodeSmart online courses and remit the course fees to CodeSmart. FIU has completed the on-line course development and the courses are open to the students. CodeSmart also entered into an agreement with the University of Central Florida (the “UCF”), whereby CodeSmart granted a license to use the ICD-10 training curriculums to the UCF and the UCF provides the platform of online courses for the ICD-10 programs.